UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2007

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2007, the Board of Directors of Pioneer Drilling Company (“Pioneer Drilling”) authorized the entry into indemnification agreements, the form of which is attached as Exhibit 10.1 to this report (each, an “Indemnification Agreement”), with all of Pioneer Drilling’s directors and several executive and other officers, including all the persons identified as “named officers” in Pioneer Drilling’s proxy statement for its 2007 annual meeting of shareholders, to more effectively implement the indemnification provisions of Pioneer Drilling’s Amended and Restated Bylaws.

Each Indemnification Agreement provides that Pioneer Drilling will indemnify the applicable director or officer to the fullest extent allowed under Article 2.02-1 of the Texas Business Corporation Act (the “TBCA”) and the Amended and Restated Bylaws of Pioneer Drilling. Each Indemnification Agreement also establishes guidelines as to the defense and settlement of claims by the parties. The Indemnification Agreements do not expand the indemnification of the directors and officers beyond the maximum permitted by the TBCA.

The foregoing summary of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement attached as Exhibit 10.1 to this current report and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Key Executive Severance Plan

On August 3, 2007, the Board of Directors of Pioneer Drilling also adopted a Key Executive Severance Plan (the “KESP”) to be sponsored by Pioneer Drilling Services, Ltd., a Texas limited partnership and an indirect, wholly owned subsidiary of Pioneer Drilling (“Pioneer Services”). The purpose of the KESP, which is available to selected key executive employees of Pioneer Services who serve as officers of Pioneer Drilling, is to assist Pioneer Services in attracting and retaining competent and capable executives to perform services for Pioneer Drilling, to provide greater incentives to such executives to attain and maintain high levels of performance, to support the retention of an intact management team during the consideration of any potential transactions involving Pioneer Drilling, and to provide some protection for loss of salary and benefits in the event of certain involuntary terminations or changes in control of Pioneer Drilling (as defined in the KESP). The KESP is intended to replace the existing Executive Severance Plan; any participant selected to participate in the KESP will be required to waive his or her rights under the existing Executive Severance Plan.

The following is a brief description of the material terms and conditions of the KESP.

Participation in the KESP is limited to those key executives of Pioneer Services who are considered to be senior management employees by the Compensation Committee of the Board of Directors of Pioneer Drilling (the “Committee”) and who are designated by the Committee, in its sole discretion, as participants in the KESP. The Committee, upon 12 months’ written notice, may also terminate an employee’s participation in the KESP; however, an individual participating immediately prior to a change in control may not be removed from participation in the KESP prior to the date which is two years following the date of the change in control of Pioneer Drilling (as defined in the KESP). Participants in the KESP will be designated by the Committee as either “Level I,” “Level II” or “Level III” participants, or as other participants.

In the event of an “involuntary termination” prior to a change in control of Pioneer Drilling and subject to certain conditions, including the requirement that a KESP participant execute an acceptable waiver and release of claims, a Level I or Level II participant will receive (i) a lump-sum cash payment equal to 200% of the participant’s annual base salary and annual target bonus, (ii) accelerated vesting of stock options and other equity-based awards held on the date of termination of employment, but only to the extent such stock options or other equity-based awards would otherwise have vested within 12 months, and (iii) continued life insurance and medical benefits coverage at active employee rates for 12 months. A Level III participant will receive (i) a lump-sum cash payment equal to 100% of the participant’s annual base salary, (ii) accelerated vesting of stock options and other equity-based awards held on the date of termination of employment, but only to the extent such stock options or other equity-based awards would otherwise have vested within 12 months, and (iii) continued life insurance and medical benefits coverage at active employee rates for 12 months. Other participants will receive (i) a lump-sum cash payment equal to 50% of the participant’s annual base salary, (ii) accelerated vesting of stock options and other equity-based awards held on the date of termination of employment, but only to the extent such stock options or other equity-based awards would otherwise have vested within six months, and (iii) continued life insurance and medical benefits coverage for six months. An “involuntary termination” means the termination of the participant’s employment (i) for any reason other than cause, death or disability or (ii) by the participant for good reason, as defined in the KESP.

Upon a change in control of Pioneer Drilling, all participants will be entitled to full vesting of all options, restricted stock and other equity awards. Upon an involuntary termination within two years following the effective date of a change in control, a Level I or Level II participant will receive (i) a lump-sum cash payment equal to 300% of the sum of the participant’s (A) annual base salary, (B) annual maximum bonus and (C) annual car allowance and club dues, and (ii) continued life and medical benefits coverage at active employee rates for 18 months. A Level III participant will receive (i) a lump-sum cash payment equal to 200% of the sum of the participant’s (A) annual base salary, (B) annual maximum bonus and (C) annual car allowance and club dues, and (ii) continued life insurance and medical benefits coverage at active employee rates for 12 months. Other participants will receive (i) a lump-sum cash payment equal to 150% of the sum of the participant’s (A) annual base salary, (B) annual maximum bonus and (C) annual car allowance and club dues, and (ii) continued life insurance and medical benefits coverage at active employee rates for 12 months. Furthermore, a terminated participant who is unable to sell securities on the open market may require the surviving entity to acquire any vested equity awards or any shares acquired pursuant to equity awards at a price equal to the then fair market value for such shares; such right must be exercised prior to 12 months after the participant’s involuntary termination within two years after the change in control.

In addition, in the event any participant is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of payments under the KESP or otherwise, the participant will be entitled to a gross-up payment such that after payment of all taxes on the gross-up payment, the participant retains sufficient funds to pay the Section 4999 excise tax on his or her KESP and other payments (or such excise tax is paid on his or her behalf). Pioneer Services will be responsible for any attorneys fees incurred by a participant who is successful in pursuing litigation for benefits under the KESP. For any participant who is a “specified employee” within the meaning of Section 409A of the Code, payments under the KESP will generally be delayed six months following termination of employment.

The KESP may not be amended in a manner adverse to the rights of a participant without his or her consent.

The foregoing description of the KESP is qualified in its entirety by reference to the full text of the KESP, which is filed as Exhibit 10.2 to this current report and incorporated by reference herein.

Adoption of Employee Relocation Policy

On August 3, 2007, Pioneer Drilling adopted an Employee Relocation Policy for Executive Officers – Package “A” (the “Employee Relocation Policy”), which provides for the reimbursement of certain relocation expenses incurred by qualified officers.

The foregoing description of the Employee Relocation Policy is qualified in its entirety by reference to the full text of the Employee Relocation Policy, which is filed as Exhibit 10.3 to this current report and incorporated by reference herein.

Indemnification Agreements

On August 3, 2007, the Board of Directors of Pioneer Drilling authorized the entry into indemnification agreements with all of Pioneer Drilling’s directors and several executive and other officers as described in Item 1.01. The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 3, 2007, the Board of Directors of Pioneer Drilling approved certain amendments to Pioneer Drilling’s Code of Ethical Conduct for Officers and Managers to, among other things, change the name of the policy to Pioneer Drilling Code of Conduct and Ethics and to update it to reflect Pioneer Drilling’s recent adoption of a Foreign Corrupt Practices Act Policy Statement and Compliance Guide in furtherance of its plans to expand into international operations.

The foregoing description of Pioneer Drilling’s revised Code of Conduct and Ethics is qualified in its entirety by reference to the full text of the Code of Conduct and Ethics, which is filed as Exhibit 14.1 to this current report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Pioneer Drilling Company Form of Indemnification Agreement
10.2	Pioneer Drilling Services, Ltd. Key Executive Severance Plan
10.3	Pioneer Drilling Company Employee Relocation Policy for Executive Officers – Package “A”
14.1	Pioneer Drilling Company Revised Code of Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Executive Vice President, Chief Financial Officer and Secretary

Date: August 8, 2007

EXHIBIT INDEX

No.	Description
10.1	Pioneer Drilling Company Form of Indemnification Agreement

10.2	Pioneer Drilling Services, Ltd. Key Executive Severance Plan

10.3	Pioneer Drilling Company Employee Relocation Policy for Executive Officers – Package “A”

14.1	Pioneer Drilling Company Revised Code of Conduct and Ethics